                                                              Rule 424(b)(3)
                                                              File No. 333-84725

Pricing Supplement No. 20                     Dated: July 17, 2001
(To Prospectus dated August 17, 1999
Prospectus Supplement dated October 6, 1999)

U.S.$10,000,000,000
Heller Financial, Inc.
Medium-Term Notes, Series J

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $72,000,000              Issue Price: 100.00%

Original Issue Date: July 23, 2001         Stated Maturity Date: July 23, 2002

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes  [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [ ] Commercial Paper Rate [X] LIBOR [ ] Treasury Rate
             [ ] Federal Funds Rate    [ ] Prime Rate [ ] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 23th day of January, April, July and October, beginning October 23, 2001, up to but excluding the Stated Maturity Date.

Interest Payment Dates (If other than as specified in the Prospectus Supplement): The 23th day of January, April, July and October, beginning October 23, 2001, up to and including the Stated Maturity Date.

Interest Determination Dates: Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: 3.91%

Index Maturity: 3 Month Libor

Day Count Convention: Act/360

Maximum Interest Rate: N/A      Minimum Interest Rate: N/A

Spread (+/-): +.20%             Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
    (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .05%

Other Provisions:   a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                        NO. 19 UNDER MTN-SERIES J PROGRAM:
                        $2,170,000,000.00
                    b)  CUSIP #42333HND0

Agents:
Banc One Capital Markets, Inc.                J.P. Morgan Securities Inc.
1 Bank One Plaza                              270 Park
Mail Suite IL1-0463                           New York, NY  10017
Chicago, IL 60670

Lehman Brothers
Lehman Brothers Inc.
Three World Financial Center, 12th Floor
New York, NY 10285-1200

                                                              Rule 424(b)(3)
                                                              File No. 333-84725

Pricing Supplement No. 21                    Dated: July 19, 2001
(To Prospectus dated August 17, 1999

Prospectus Supplement dated October 6, 1999)

U.S.$10,000,000,000
Heller Financial, Inc.
Medium-Term Notes, Series J

(Registered Notes- Fixed Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $13,000,000                Issue Price: 100.00%

Original Issue Date: July 20, 2001           Stated Maturity Date: July 18, 2002

Form: [X] Book-Entry     [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [ ] Commercial Paper Rate [ ] LIBOR [ ] Treasury Rate
             [ ] Federal Funds Rate [ ] Prime Rate [ ] Other: Fixed

Interest Reset Period: N/A

Interest Payment Period: Annually

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
N/A.

Interest Payment Dates (If other than as specified in the Prospectus Supplement): The 18th day of July, beginning July 18, 2002, up to and including the Stated Maturity Date.

Interest Determination Dates: N/A

Initial Interest Rate: 4.10%

Index Maturity: N/A

Day Count Convention: Act/360

Maximum Interest Rate: N/A               Minimum Interest Rate: N/A

Spread (+/-): N/A                        Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .05%

Other Provisions:     a)    AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT
                            NO. 21 UNDER MTN-SERIES J PROGRAM:
                            $2,232,000,000.00
                      b)    CUSIP #42333HNE8

Agent:
Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey St.
New York,  NY  10281-1310